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                                                                      EXHIBIT 15

                             JOINT FILING AGREEMENT

          AGREEMENT dated as May 9, 2001 among Samstock, L.L.C. a Delaware limited liability company; EGI -- Fund (00) Investments, L.L.C., a Delaware limited liability company; and Halmostock Limited Partnership, a Wyoming limited partnership. (collectively the "Reporting Persons").

                    WHEREAS, the Reporting Persons beneficially own or have the right to acquire shares of common stock $.02 par value, of Transmedia Network Inc. a Delaware corporation;

                    WHEREAS, the parties hereto may be deemed to constitute a "group" for purposes of Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Act"); and

                    WHEREAS, each of the parties hereto desire by this Agreement to provide for the joint filing of a Schedule 13D, and all amendments thereto, with the Securities and Exchange Commission.

                    NOW, THEREFORE, the parties hereto agree as follows:

          1. The parties hereto will join in the preparation and filing of a single statement containing the information required by
                    Schedule 13D, and all amendments thereto, and the Schedule 13D and all such amendments will be filed on behalf of each party hereto; and

          2. Each party hereto will be responsible for the timely filing of the Schedule 13D, and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein. No party hereto will be responsible for the completeness or accuracy of the information concerning any other party contained in the
                    Schedule 13D or any amendment thereto, except to the extent such party knows or has reason to believe that such information is inaccurate.
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         4.   This Agreement may be executed in counterparts, all of which when taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.




                                             SAMSTOCK, L.L.C., A DELAWARE
                                             LIMITED LIABILITY COMPANY

                                             By:  /s/ Donald J. Liebentritt
                                                  ----------------------------
                                                  Its:  Vice President

                                             EGI-FUND (00) INVESTMENTS, L.L.C.,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY

                                             By:  /s/ Donald J. Liebentritt
                                                  ----------------------------
                                                  Its:  Vice President

                                             HALMOSTOCK LIMITED PARTNERSHIP, A
                                             WYOMING LIMITED PARTNERSHIP

                                             By:  /s/ *
                                                  -----------------------------
                                             Name: Steven J. Halmos, President
                                             * By: /s/ Donald J. Liebentritt
                                                   ----------------------------
                                                   Attorney-In-Fact